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                                                                    EXHIBIT 99.2
                          NOTICE OF GUARANTEED DELIVERY
                                       FOR
                   10 1/8% SENIOR SUBORDINATED NOTES DUE 2007
                                       OF
                             OXFORD AUTOMOTIVE, INC.

         As set forth in the Prospectus dated ________ ___, 1999 (the "Prospectus") of OXFORD AUTOMOTIVE, INC. (the "Company"), and in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's Exchange Offer (the "Exchange Offer") to exchange all of its outstanding 10 1/8% Senior Subordinated Notes Due 2007, Series A (the "Series A Notes"), 10 1/8% Senior Subordinated Notes Due 2007, Series B (the "Series B Notes"), and 10 1/8% Senior Subordinated Notes Due 2007, Series C (the "Series C Notes," together with the Series A Notes and the Series B Notes, the "Existing Notes") for its 10 1/8% Senior Subordinated Notes Due 2007, Series D, which have been registered under the Securities Act of 1933, as amended, if certificates for the Existing Notes are not immediately available or if the Existing Notes, the Letter of Transmittal or any other documents required thereby cannot be delivered to the Exchange Agent, or the procedure for book-entry transfer cannot be completed, prior to 5:00 p.m., New York City time, on the Expiration Date (as defined below). This form may be delivered by an Eligible Institution by hand or transmitted by facsimile transmission, overnight courier or mail to the Exchange Agent as set forth below prior to the Expiration Date. Capitalized terms used but not defined herein have the meaning given to them in the Prospectus or the Letter of Transmittal.

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THE  EXCHANGE  OFFER WILL  EXPIRE AT 5:00 P.M.,  NEW YORK CITY TIME,  ON  ______
 ___, 1999, UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF EXISTING NOTES MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON THE BUSINESS DAY PRIOR TO THE EXPIRATION DATE.
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                  The Exchange Agent for the Exchange Offer is:


                      U.S. BANK TRUST NATIONAL ASSOCIATION

       By Registered, Certified or Overnight Mail:                           By First Class Mail:

           U.S. Bank Trust National Association                      U.S. Bank Trust National Association
                Attn: Specialized Finance                                       P. O. Box 64485
                  180 East Fifth Street                                     St. Paul, MN 55164-9549
                  St. Paul, MN 55101

           By Hand (New York depositary only):                               By Hand (all others):

           U.S. Bank Trust National Association                      U.S. Bank Trust National Association
               100 Wall Street, 20th Floor                              Fourth Floor - Bond Drop Window
                    New York, NY 10005                                       180 East Fifth Street
                                                                             St. Paul, MN 55101


                                                  By Facsimile:
                                         (For Eligible Institutions Only)
                                                  (612) 244-1537

                                                 Telephone Number
                                        (800) 934-6802 Bondholder Services

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE, OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

         THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON THE LETTER OF TRANSMITTAL TO BE USED TO TENDER EXISTING NOTES IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE LETTER OF TRANSMITTAL.


Ladies and Gentlemen:

         The undersigned hereby tenders to OXFORD AUTOMOTIVE, INC., a Michigan corporation (the "Company"), upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the principal amount of Existing Notes set forth below pursuant to the guaranteed delivery procedures set forth in Instruction 2 of the Letter of Transmittal.

         The undersigned understands that tenders of Existing Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned understands that tenders of Existing Notes pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time, on the business day prior to the Expiration Date.

         All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

            NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW.

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

Certificate No(s). and CUSIP for Existing                                      Principal Amount
Notes (if available) or Account Number at Book-Entry Facility                  Represented By Existing Notes
-------------------------------------------------------------                  -----------------------------
__________________________________                                             _____________________________

__________________________________                                             _____________________________


                            PLEASE SIGN AND COMPLETE
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Signatures of Registered Holder(s) or             Date:   ______________________
Authorized Signatory:                             Address:______________________
                                                          ______________________
_______________________________                           ______________________

_______________________________                   Area Code and
Name(s) of Registered Holder(s):                  Telephone No._________________

_______________________________
_______________________________

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         This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Existing Notes exactly as its (their) name(s) appear(s) on certificates for Existing Notes or on a security position listing as the owner of Existing Notes, or by person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                  Please print name(s) and address(es)

Name(s):     ___________________________________________________________________

             ___________________________________________________________________

Capacity:    ___________________________________________________________________

Address(es): ___________________________________________________________________

             ___________________________________________________________________

             ___________________________________________________________________
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                                    GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)


     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States or an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby (a) represents that the above named person(s) "own(s)" the Existing Notes tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) represents that such tender of Existing Notes complies with Rule 14e-4 under the Exchange Act, and (c) guarantees that delivery to the Exchange Agent of certificates for the Existing Notes tendered hereby, in proper form for transfer (or confirmation of the book-entry transfer of such Existing Notes into the Exchange Agent's Account at the Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus), with delivery of a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signatures and any other required documents, will be received by the Exchange Agent at one of its addresses set forth above within three New York Stock Exchange trading days after the Expiration Date.


     THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND EXISTING NOTES TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.


Name of Firm:___________________________________________________________________

Address:________________________________________________________________________
                               (Include Zip Code)



Area Code and Telephone Number:_________________________________________________



Authorized Signature:___________________________________________________________


Name:___________________________________________________________________________


Title:__________________________________________________________________________
                             (Please Type or Print)


Date:______________________, 1999


DO NOT SEND YOUR NOTES WITH THIS FORM; YOUR NOTES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL SO THAT THEY ARE RECEIVED BY THE EXCHANGE AGENT WITHIN THREE NEW YORK STOCK EXCHANGE TRADING DAYS AFTER THE EXPIRATION DATE.

                 INSTRUCTIONS FOR NOTICE OF GUARANTEED DELIVERY

   1. DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY. A properly completed and duly executed copy of this Notice of Guaranteed Delivery and any other documents required by this Notice of Guaranteed Delivery must be received by the Exchange Agent at its address set forth herein prior to the Expiration Date. The method of delivery of this Notice of Guaranteed Delivery and any other required documents to the Exchange Agent is at the election and sole risk of the holder, and the delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. As an alternative to delivery by mail the holders may wish to consider using an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. For a description of the guaranteed delivery procedures, see Instruction 2 of the Letter of Transmittal.

   2. SIGNATURES ON THIS NOTICE OF GUARANTEED DELIVERY. If this Notice of Guaranteed Delivery is signed by the registered holder(s) of the Existing Notes, the signature must correspond with the name(s) written on the face of the Existing Notes without alteration, enlargement, or any change whatsoever. If this Notice of Guaranteed Delivery is signed by a participant of the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of the Existing Notes, the signature must correspond with the name shown on the security position listing as the owner of the Existing Notes.

      If this Notice of Guaranteed Delivery is signed by a person other than the registered holder(s) of any Existing Notes listed or a participant of the Book-Entry Transfer Facility, this Notice of Guaranteed Delivery must be accompanied by appropriate bond powers, signed as the name of the registered holder(s) appears on the Existing Notes or signed as the name of the participant shown on the Book-Entry Transfer Facility's security position listing.

      If this Notice of Guaranteed Delivery is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and submit with the Letter of Transmittal evidence satisfactory to the Company of such person's authority to so act.

   3. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance and requests for additional copies of the Prospectus may be directed to the Exchange Agent at the address specified in the Prospectus. Holders may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the Exchange Offer.